As filed with the Securities and Exchange Commission on  August __,
1994.
                                Registration No. 33-
- ---------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                                --------------------
                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                                --------------------
                                  UNC INCORPORATED
                (Exact name of registrant as specified in it charter)

         Delaware                         54-1078297
(State or other jurisdiction of  (I.R.S. Employer Identification No.)
 incorporation or organization)

                             175 Admiral Cochrane Drive
                           Annapolis, Maryland 21401-7394
                      (Address of Principal Executive Offices)

                              UNC AVIATION SERVICES SCA
                              EMPLOYEE INVESTMENT PLAN
                              (Full Title of the Plan)

                              Richard H. Lange, Esquire
                    Vice President, General Counsel and Secretary
                                  UNC Incorporated
                             175 Admiral Cochrane Drive
                           Annapolis, Maryland 21401-7394
                                   (410) 266-7333
              (Name, address and telephone number, including area code,
                                of agent for service)

                           CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------
                                   Proposed      Proposed
                                   Maximum       Maximum
                      Amount       offering      aggregate   Amount of
Title of securities   to be        price         offering    registration
to be Registered      Registered   per share**   price**     fee
- --------------------------------------------------------------------
Common Stock,
par value $0.20       100,000      $5.50         $550,000    $189.66
per share *
- ---------------------------------------------------------------------
* In addition, pursuant to Rule 416(c) under the Securities Act of
1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
** Computed, pursuant to Rule 457, solely for the purpose of calculating the registration fee.
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                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.
      ------------------
      The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1993;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994; and

         (d) The description of the Registrant's Common Stock and the Registrant's Preferred Share Purchase Rights contained in the
Registrant's Registration Statement on Form 8-A filed with the
Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment or report filed for the purpose of updating such descriptions.

      All other documents subsequently filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.


Item 4.    Description of Securities.
         -------------------------
      Not Applicable

Item 5.    Interests of Named Experts and Counsel.
         --------------------------------------
      Not Applicable

Item 6.    Indemnification of Directors and Officers.
         -----------------------------------------
      The Registrant has power under Section 145 of the Delaware General Corporation Law and under Article VII of the By-Laws of the Registrant to indemnify its officers and directors to the extent provided therein. Copies of these provisions are contained in Exhibits 99.A and 99.B, respectively, to this Registration Statement and are incorporated herein by reference.
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
      Article Eighth of the Registrant's Certificate of Incorporation provides that, to the full extent permitted by the Delaware General Corporation Law, as currently in effect or as subsequently amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law expressly excludes from such limitation liability for breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, the purchase or redemption of stock or payment of dividends in violation of the statute or the receipt of improper personal benefits.

      The Registrant has in effect directors and officers liability insurance and reimbursement for directors and officers liability insurance policies indemnifying the officers and directors of the Registrant within specified limits for certain liabilities incurred by them and indemnifying the Registrant within specific limits for all claims against directors or officers of the Registrant for which the Registrant shall be required or is permitted to indemnify its directors or officers pursuant to law, or the Certificate of Incorporation or the By-Laws of the Registrant.


Item 7.    Exemption from Registration Claimed.
         -----------------------------------
      Not Applicable

Item 8.    Exhibits.
         --------
      The Registrant will submit or has submitted the UNC Aviation Services SCA Employee Investment Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plan.

      4.       UNC Aviation Services SCA Employee Investment Plan.

      23.      Consent of KPMG Peat Marwick LLP.

      24.      Power of Attorney.

      99.A. Section 145 of the Delaware General Corporation law (relating to indemnification of directors and officers) (filed as Exhibit 28-A to the Registrant's Registration Statement No. 33-28851 and incorporated herein by reference).

      99.B.    Amended and Restated By-Laws of the Registrant (filed as
               Exhibit 3-C to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference).
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
Item 9.    Undertakings.
         ------------
      (a)  The undersigned registrant hereby undertakes that it will:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

           (iii) Include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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      (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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                                     SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland on this 23 day of August, 1994.


               UNC INCORPORATED



               By: Dan A. Colussy
                  -----------------------------
                   Dan A. Colussy
                   Chairman, President and
                   Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



    Signature               Title                        Date
    ---------               -----                        ----



Dan A. Colussy              Chairman of the              August 23, 1994
- -------------------------   Board, President
Dan A. Colussy              and Chief Execu-
                            tive Officer and
                            Director



Robert L. Pevenstein        Senior Vice President        August 23, 1994
- -------------------------   and Chief Financial
Robert L. Pevenstein        Officer (Principal Financial
                            and Accounting Officer)


         *                  Director                     August 23, 1994
- ------------------------
Beverly B. Byron
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
          *                 Director                     August 23, 1994
- ------------------------
Berl Bernhard

          *                 Director                     August 23, 1994
- -------------------------
John K. Castle

          *                 Director                     August 23, 1994
- -------------------------
William C. Hittinger

          *                 Director                     August 23, 1994
- -------------------------
J.L. Holloway III

          *                 Director                     August 23, 1994
- -------------------------
George V. McGowan

          *                 Director                     August 23, 1994
- -------------------------
Jack Moseley

          *                 Director                     August 23, 1994
- -------------------------
Lawrence A. Skantze


*By:Richard H. Lange
    ----------------------------
    Richard H. Lange
    (Attorney-in-Fact)

       Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland on August 23, 1994.


                                   UNC AVIATION SERVICES SCA EMPLOYEE
                                   INVESTMENT PLAN

                                   By: Richard H. Lange
                                      -----------------------------
                                       Richard H. Lange
                                       Member - Plan Board
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
                                    EXHIBIT INDEX



Exhibit
- -------

4                    UNC Aviation Services SCA Employee Investment Plan

23                   Consent of KPMG Peat Marwick LLP

24                   Power of Attorney